Comstock Mining Announces Second Quarter 2020 Results;
Initiated Delivery of Comstock Mercury Remediation Systems; Forms MCU Philippines Inc.

Virginia City, NV (July 28, 2020) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) announced selected strategic and financial updates (unaudited) for the second quarter and year to date:

Selected Strategic Highlights
•Investment in Tonogold Resources Inc. (“Tonogold”) valued at $10.4 million at June 30, 2020;
•Investment in Mercury Clean Up LLC (“MCU”) increased to $1.75 million (in cash and stock) at June 30, 2020, with the Comstock mercury remediation system completed (pictures below) and shipping this week;
•Formed MCU Philippines Inc. (“MCU-P”), after MCU agreed to a definitive joint venture agreement with Clean Ore Solutions OPC, to partner in a landmark mercury remediation project in the Philippines;
•Committed up to $3 million in debt and equity investments, for 62.5% of the newly created MCU-P, with the new mercury remediation system scheduled for shipment in the next few weeks (pictures below);
•Extended agreements for the sale of Comstock’s two non-mining properties in Silver Springs, NV, for total expected proceeds of $10.1 million sale, with the closings expected this quarter; and
•Consummated the April acquisition of 25% of PELEN LLC, owner of the historic Sutro Tunnel Company.

Unaudited Second Quarter 2020 Selected Financial Highlights
•Total costs and expenses improved approximately 16% over Q2 2019;
•Interest expense improved approximately 50% over Q2 2019;
•Net income was positive for Q2 2020, as compared to net loss of $2.1 million, or ($0.13) loss per share for Q2 2019, driven by lower costs and total gains of $1.7 million from our equity investment in Tonogold;
•Net cash used in operations was $0.4 million in Q2 2020, as compared to a net use of $1.6 million in Q2 2019, with improvements resulting from lower operating expenses and higher Tonogold reimbursements;
•Net cash provided by investing activities was $0.4 million in Q2 2020, from non-refundable deposits and proceeds from the sale of certain properties, offset by investments made in Mercury Clean Up; and
•Cash and cash equivalents at June 30, 2020, were $1.0 million.

Mr. Corrado DeGasperis, Executive Chairman and CEO stated, “We are on track to land the MCU - Comstock system this week, equipment started to arrive yesterday, and to commence testing within the boundaries of the Carson River Mercury Superfund Site (“CRMSS”). We are finalizing the requirements for shipping the first international unit to the Philippines and have scheduled deployment to the Davao D’Oro Province. We are accelerating the pace of deployment as we continue to invest in clean, precious-metal based growth.”

Comstock Mining’s Corporate Growth

The Company has enacted its Board-approved transformational strategic plan, focused on high-value, cash-generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, environmentally friendly, and economically enhancing mining technologies, like mercury remediation. Our goal is to deliver over $500 million of value from our existing assets and the commercialization of these environmental mining technologies, partnerships and ventures. Comstock Mining Inc. is the parent company that wholly owns the realigned subsidiaries and is expanding its mercury and royalty portfolios. We believe that our resource-based technology, properties, plant and equipment and existing gold and silver resources are deeply undervalued.

Our realignment repositions the Company for clean, sustainable growth, and we are now growing.

Comstock Mining Inc.
(NYSE: LODE)
Assets Held for Sale
Comstock Industrial LLC
DTSS
Comstock Real Estate Inc.
NCJV
Comstock Mining LLC
45.43%
100%
Comstock Northern Exploration LLC
100%
Comstock Exploration & Development LLC
25%
PELEN LLC
(100% owner of Sutro Tunnel Co.)
100%
Comstock Processing LLC
25%
Mercury Clean Up LLC (MCU-HQ)
100%
Comstock Royalty Holdings LLC
50%
50%
50%
50%
Clean Ore Solutions, OPC (Philippines)
60%
40%
Mercury Clean Up - Philippines (MCU-P)
Comstock Mercury Remediation JV (CMR-USA JV)
Clean Mineral Recovery Technologies (Philippines JV)

Figure 1 - Comstock's Precious Metal-Based Growth Organization (dotted lines indicate activities in progress)
Mr. DeGasperis continued, “The realignment enables partnerships and transactions that increase value-creating opportunities and accelerates our precious-metal based growth. Since the realignment, we have expanded our partnership with both MCU and Tonogold. The MCU investments provide broad opportunities for higher, faster returns and long-lived cash flows. We are working closely with all our partners to grow value.”

Comstock Mercury Remediation System and the American Flat Processing Platform

Our American Flat processing platform is fully permitted, and the infrastructure has been prepared, including pads, power, water and retaining walls, for the delivery of the brand new MCU mercury remediation system. The system is scheduled to ship this week and peripheral equipment has already begun arriving. The Company is collaborating directly with U.S. and Nevada regulators and policy makers for maximum social and environmental impact.

MCU’s State-of-the-Art Mercury Remediation System Shipping to the Comstock
L-R: Brad Heuberger (MCU); Tom Manz (MCU); Corrado DeGasperis (Comstock & MCU); Paul Clift (MCU & Oro)

The Company and MCU have prepared the site for delivery of this impressive aggregation of state-of-the-art alluvial mining technologies, operating as one, fully integrated mercury remediation system. The system, which is mobile, stands almost twenty feet high and comes with an additional, specialized, mobile metallurgic laboratory and an integrated Dissolved Air Flotation (DAF) system, one of the most effective, mobile wastewater reuse operations.

MCU’s Mercury Remediation System - for the Philippines
Oro Industries has manufactured this second, state-of-the-art mercury remediation system for our newly created MCU Philippines Inc. (“MCU-P”) entity, in partnership with our partner Clean Ore Solutions (“COS”), with whom we have a Joint Venture to establish Clean Mineral Recovery Technologies (“CMRT”) for remediation and rehabilitation of the mercury-contaminated Naboc River on Mt. Diwata, in Davao D’Oro, Philippines.

CMRT will work directly with the Philippine Department of Environment and Natural Resources (DENR) and the provincial government of Davao D’Oro for the rehabilitation of this mine-waste contaminated river.
MCU’s State-of-the-Art Mercury Remediation System for Shipping to the Philippines

Mercury Clean-Up LLC
COMSTOCK
MINING
ORO INDUSTRIES
"Your ore is our business"

L-R: From our Comstock Team: Chris Peterson (Dir. HS&EP); Corrado DeGasperis (CEO); Alexia Sober (Mercury Markets)

Non-mining Assets

Our non-mining assets are now valued at over $25 million, net of debt. We have agreements to sell the Industrial and Commercial lands plus the senior water rights in Silver Springs, for over $10 million, and now expect those sales to close in September 2020. These proceeds will be used to extinguish approximately $5 million in debt obligations (including our $4.1 million Debenture). Our $6.1 investment in Tonogold Convertible Preferred Stock (CPS) is now valued at $10.4 million based on the $1.1 million in CPS shares that we have already converted into 6.111,111 common shares at Tonogold’s current share price. We are also owed approximately $4.9 million from Tonogold through a 12%, cash interest paying forward instrument, with principal payments of $0.4 million due this October 2020, and $4.475 million due September 2021.

Corporate

The Company received a $0.5 million early payment in June 2020, on obligations owed from Tonogold and reduced our Senior Debt principal down to $4.1 million in mid-July, down from $4.5 million at June 30, 2020. Cash and cash equivalents at June 30, 2020, were $1.0 million, and the Company raised an additional $1.25 million on July 22, 2020, primarily for growth investments in MCU Philippines Inc., bringing total common shares outstanding at July 28, 2020, to 31,981,105 shares, as compared to 28,815,000 shares, at June 30, 2020.

Outlook

During the third quarter of 2020, the Company expects to close on the sale of certain non-mining assets located in Silver Springs, NV, to Sierra Springs Enterprises Inc., for total proceeds of approximately $10 million. The agreements, as amended, included $0.4 million of non-refundable deposits made and released to the Company from escrow. The Company will use the remaining proceeds to extinguish the entirety of its outstanding Senior Secured Debenture principal and make-whole, of approximately $4.3 million, plus accrued interest of less than $0.1 million.

Tonogold is currently permitting a drilling program for the Storey County exploration targets, including the leased mineral claims, just north of the Lucerne area, and expects to begin drilling in the third quarter of 2020. As of June 30, 2020, Tonogold has earned 54.57% of the membership interest after making payments of over $6.5 million in cash and $6.1 million in CPS. The Company expects to monetize approximately $0.5 million worth of common shares in the second half of 2020, depending on price and liquidity, under an existing 10b5-1 plan.

The Company’s second half 2020 plans also include obtaining the local permits for Dayton, expanding Dayton’s current resource and continuing southerly into Spring Valley with incremental exploration programs that include exploration and definition drilling of targets identified by geophysical surveys, surface mapping, prior drilling and deeper geological interpretations that all lead to publishing a new, SK-1300 compliant, mineral resource estimate.

For 2020, the Company’s plans include advancing the investment in and the commercialization of MCU’s mercury remediation processing technologies. The Company expects to close on the MCU transactions during the fourth quarter of 2020, meaning, at that time, it will own 25% of MCU and 50% of its first joint venture in the Philippines. Oro has completed the manufacture of the 25-ton-per-hour mercury recovery plant and is shipping the system to the Comstock, including a 200 gallon-per-minute dissolved air flotation water treatment plant, this week.

MCU has commenced trial operations that will continue throughout the second half of 2020, at the Company's American Flat processing facility, to validate and fine-tune the mercury extraction and remediation process, with the objective of reclaiming and remediating the Company's existing properties within the Carson River Mercury Superfund Site ("CRMSS"), enhancing the values of, and evaluating the potential economic feasibilities for, these properties and creating new global growth opportunities in mercury remediation by demonstrating MCU’s technological and operational effectiveness, efficiency, and feasibility.

MCU-P has agreed and plans to commence reclamation operations during the third quarter 2020, in the Philippines. MCU-P will operate under a joint venture agreement with Clean Ore Solutions, a Philippine Company, for mercury extraction and remediation of Mt. Diwata and the Naboc River, one of the most mercury polluted, gold mining regions in the world. This represents the first real international opportunity for large-scale mercury remediation and environmental reclamations, using MCU’s systems, with the objective of establishing MCU a leader in mercury remediation projects, and in particular, contaminations caused by Artisanal and Small-Scale Miners (ASM).

Our annual operating expenditures, including other cash income and expenditures and excluding depreciation, are planned at approximately $5.5 million, with approximately $2.5 million of that amount currently being reimbursed under the Tonogold Purchase Agreement, Lease-Option Agreement, and Mineral Exploration and Mining Lease Agreement, resulting in net operating expenses for 2020, excluding exploration spending, of $3 million. During the first six months of 2020, the Company received approximately $1.25 million in expense reimbursements and $1.0 million in cash for prepaid reimbursements required under the Tonogold agreements and expects to receive another $0.2 million during the fourth quarter of 2020.

Conference Call
The Company will host a conference call today, July 28, 2020, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  Please join the event 5-10 minutes prior to scheduled start time. When prompted, provide the confirmation code. The dial-in telephone numbers for the live audio are as follows:

Toll Free: 800-367-2403
Direct: 1-334-777-6978
Confirmation Code: 6733226
The audio will be available, usually within 24 hours of the call, on the Company’s new website:
http://www.comstockmining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company’s goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado DeGasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com